Exhibit 99.1

AXIL Brands, Inc. Reports First Quarter Fiscal Year 2025 Financial Results

LOS ANGELES, October 10, 2024 (GLOBE NEWSWIRE) – AXIL Brands, Inc. (“AXIL,” “we,” “us,” “our,” or the “Company”) (NYSE American: AXIL), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, today announced financial and operational results for the first quarter ended August 31, 2024.

Highlights for the Quarter Ended August 31, 2024

•	Net Sales (revenue) of $5.85 million as compared to $6.1 million in the prior year period.

•	Gross profit as a percentage of sales was 71% in the first quarter of fiscal 2025, as compared to 76.1% for the prior year period.

•	Operating expenses as a percentage of sales were 73.4% in the first quarter of fiscal 2025, compared to 73.3% for the prior year period.

•	Net Cash provided by operating activities was $897,318 as compared to $397,172 in the prior year period.

•	Net increase in cash was $894,848 as compared to $229,041 in the prior year period.

•	Weighted average dilutive shares was 6,172,379 compared to 18,622,597 in the prior year period.

•	As a result of the above, we reported a net loss of $109,805, and depreciation and amortization and stock-based compensation of $310,759, for the first quarter of fiscal 2025, compared to a net income of $154,452 in the prior year period.

"The first quarter marked a strong start to the fiscal year for AXIL," commented Chairman and Chief Executive Officer Jeff Toghraie. "We achieved significant progress by expanding into new channels and diversifying our business mix. Our continued investment in innovation and the development of compelling new products for both domestic and international markets remain a priority. We are excited by the opportunities that lie ahead and remain committed to operational excellence and delivering value to our shareholders."

Results from Operations

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	August 31, 2024	May 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$4,148,724	$3,253,876
Accounts receivable, net	599,150	509,835
Inventory, net	3,273,419	3,394,023
Prepaid expenses and other current assets	322,168	809,126

Total Current Assets	8,343,461	7,966,860

OTHER ASSETS:
Property and equipment, net	251,055	260,948
Intangible assets, net	347,942	309,104
Right of use asset	18,284	36,752
Deferred tax asset	231,587	231,587
Other assets	12,195	16,895
Goodwill	2,152,215	2,152,215

Total Other Assets	3,013,278	3,007,501

TOTAL ASSETS	$11,356,739	$10,974,361

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,373,106	$967,596
Customer deposits	74,053	154,762
Contract liabilities- current	938,498	905,311
Notes payable	144,257	146,594
Due to related party	53,505	11,798
Lease liability, current	18,650	36,752
Income tax liability	242,296	242,296
Other current liabilities	229,848	332,936

Total Current Liabilities	3,074,213	2,798,045

LONG TERM LIABILITIES:
Contract liabilities- long term	398,681	480,530

Total Long Term Liabilities	398,681	480,530

Total Liabilities	3,472,894	3,278,575

Commitments and contingencies (see Note 10)	—	—

STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value; 300,000,000 shares authorized; 31,133,500 and 42,251,750 shares issued and outstanding as of August 31, 2024 and May 31, 2024, respectively	3,113	4,225
Common stock, $0.0001 par value: 450,000,000 shares authorized; 6,464,852 and 5,908,939 shares issued, issuable and outstanding as of August 31, 2024 and May 31, 2024, respectively	647	591
Additional paid-in capital	8,124,160	7,825,240
Accumulated deficit	(244,075)	(134,270)

Total Stockholders' Equity	7,883,845	7,695,786

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,356,739	$10,974,361

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED AUGUST 31, 2024 AND 2023

(UNAUDITED)

	2024	2023

Sales, net	$5,851,272	$6,106,269

Cost of sales	1,697,624	1,458,703

Gross profit	4,153,648	4,647,566

OPERATING EXPENSES:
Sales and marketing	2,669,471	3,206,841
Compensation and related taxes	190,648	279,989
Professional and consulting	947,849	426,775
General and administrative	486,382	560,204

Total Operating Expenses	4,294,350	4,473,809

INCOME (LOSS) FROM OPERATIONS	(140,702)	173,757

OTHER INCOME (EXPENSE):
Other income	2,266	9,835
Interest income	28,631	38,493
Interest expense and other finance charges	—	(1,644)

Other Income (Expense), Net	30,897	46,684

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(109,805)	220,441

Provision (benefit) for income taxes	—	65,989

NET INCOME (LOSS)	$(109,805)	$154,452

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.02)	$0.03
Diluted	$(0.02)	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,172,379	5,853,847
Diluted	6,172,379	18,622,597

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE THREE MONTHS ENDED AUGUST 31, 2024 AND 2023

(UNAUDITED)

For the three months ended August 31, 2024

			Common Stock				Total
	Preferred Stock		Issued/Issuable		Additional Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, May 31, 2024	42,251,750	$4,225	5,908,939	$591	$7,825,240	$(134,270)	$7,695,786

Stock options expense	-	-	-	-	72,632	-	72,632

Stock based compensation	-	-	-	-	225,232	-	225,232

Preferred Stock converted to Common Stock	(11,118,250)	(1,112)	555,913	56	1,056	-	-

Net loss for the three months ended August 31, 2024	-	-	-	-	-	(109,805)	(109,805)

Balance, August 31, 2024	31,133,500	$3,113	6,464,852	$647	$8,124,160	$(244,075)	$7,883,845

For the three months ended August 31, 2023

			Common Stock				Total
	Preferred Stock		Issued And Issuable		Additional Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, May 31, 2023	250,000,000	$25,000	5,863,939	$586	$10,113,365	$(3,466,992)	$6,671,959

Stock options expense	-	-	-	-	51,107	-	51,107

Net income for the three months ended August 31, 2023	-	-	-	-	-	154,452	154,452

Balance, August 31, 2023	250,000,000	$25,000	5,863,939	$586	$10,164,472	$(3,312,540)	$6,877,518

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED AUGUST 31, 2024 AND 2023

(UNAUDITED)

	August 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(109,805)	$154,452
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,895	28,237
Bad debts	18,785	52,866
Stock-based compensation	297,864	51,107
Change in operating assets and liabilities:
Accounts receivable	(108,100)	(91,736)
Inventory	120,603	(758,104)
Prepaid expenses and other current assets	486,958	315,751
Accounts payable and accrued expenses	405,511	168,399
Other current liabilities	(178,731)	438,006
Contract liabilities	(48,662)	38,194

NET CASH PROVIDED BY OPERATING ACTIVITIES	897,318	397,172

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangibles	(41,840)	—
Purchase of property and equipment	—	(50,960)

NET CASH USED IN INVESTING ACTIVITIES	(41,840)	(50,960)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing	—	(825)
Repayment of note payable	(2,337)	(17,254)
Advances (payments) from a related party	41,707	(99,092)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	39,370	(117,171)

NET INCREASE IN CASH	894,848	229,041

CASH - Beginning of period	3,253,876	4,832,682

CASH - End of period	$4,148,724	$5,061,723

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$—	$1,644
Income taxes	$—	$—

About AXIL

AXIL (NYSE American) is an emerging global e-commerce consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand and premium hair and skincare products under its in-house Reviv3 Procare brand - selling products in the United States, Canada, the European Union and throughout Asia. To learn more, please visit www.reviv3.com for the Reviv3® brand and, for the AXIL® brand, visit www.goaxil.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “anticipate,” “believe,” “expect,” “continue,” “will,” “prepare,” “should,” and “focus,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause the Company’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) the Company’s ability to grow its net sales and operations, including developing new products and expanding internationally, and perform in accordance with any guidance; (ii) our ability to generate sufficient revenue to support the Company’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays the Company may experience in implementing its cost savings and efficiency initiatives; (iv) the Company’s ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) the concentration of the Company’s customers, potentially increasing the negative impact to the Company by changing purchasing or selling patterns; (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which the Company operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase the Company product costs and other costs of doing business, and reduce the Company’s earnings; (vii) the Company’s ability to engage in strategic partnerships and expand its distribution and retail channels; and (viii) the impact of unstable market and general economic conditions on the Company’s business, financial condition and stock price, including inflationary cost pressures, the possibility of an economic recession and other macroeconomic factors, geopolitical events, and uncertainty, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict and the Israel-Hamas conflict, and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations:
AXIL Investor Relations Team
(888) 638-8883
investors@axilbrands .com